CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-272104, 333-270761, and 333-270762) and Form S-3 (No. 333-267230) of our report dated March 7, 2023, relating to the consolidated financial statements of Momentus, Inc. (the Company) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023. ArmaninoLLP San Ramon, California June 5, 2024